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Exhibit No. 10.10
-----------------
Ground Lease-Billings
---------------------

            LIMITED COMMERCIAL AVIATION BUILDING AND GROUND LEASE
            -----------------------------------------------------

          THIS LEASE AGREEMENT, made and entered into this 28 day of Sept. 1999 by and between the following:

                        CITY OF BILLINGS, MONTANA, hereinafter
                        designated "Lessor"

                                     and

                        ALPINE AVIATION, INC., d/b/a, ALPINE AIR, a
                        Utah Corporation, hereinafter designated "Lessee"

WITNESSETH
                             RECITALS
                             --------

          1) Lessor owns and operates BILLINGS LOGAN INTERNATIONAL AIRPORT (hereinafter called the Airport) situated in the City of Billings, Montana, and

          2) Lessor deems it advantageous to itself and the operation of the Airport to lease to the Lessee a certain parcel of land and aircraft hangar hereinafter described together with certain privileges, rights, uses and interests, and

          3) Lessee is a firm wishing to engage in certain limited commercial aviation activities, proposes to lease on a net basis from Lessor said parcel of land and to avail itself of the same privileges, rights, uses and interests contemplated herein and,

          4) Lessee has indicated a willingness and ability to properly keep, maintain and improve said land and building in accordance with standards established by Lessor.

          NOW THEREFORE, the Parties hereto covenant and agree as follows:

                               ARTICLE I
                               ---------
                        PREMISES AND PRIVILEGES
                        -----------------------

           A. Description of the Premises. Lessor hereby leases to Lessee and Lessee hereby hires and takes from Lessor that certain parcel of real property, together with improvements (hereinafter called the premises), for its exclusive use, specifically described as follows:

          8,648 square feet, of hangar floor space, and 1,755 of office and storage area on the east side of one (1) metal aircraft hangar referred to as Industrial Park Hangar #5 for a total of 10,403 square feet. Includes 65,582 square feet of land underneath and contiguous to said building. The site is set forth on Exhibit A attached hereto and by this reference made a part hereof.

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          B.     General Privileges, Uses and Rights.  Lessor hereby grants to
Lessee the following general privileges, uses and rights, all of which shall be subject to the terms, conditions and covenants herein set forth.

            1) The general unrestricted use of all public Airport facilities and improvements which are now or may hereafter be connected with or appurtenant to said Airport, except as hereinafter provided, to be used by Lessee and its sublessees for limited commercial aviation activity as herein defined. For the purpose of this lease, public airport facilities shall include all necessary landing area appurtenances including but not limited to approach areas, runways, taxiways, aprons, aircraft and automobile parking areas, roadways, sidewalks, navigational aids, lighting facilities, terminal facilities or other public facilities appurtenant to said Airport.

            2) The right of ingress to and egress from the premises over and across public roadways serving the Airport for Lessee, his agents and servants, patrons and invitees, suppliers of service and furnishers of material. Said right shall be subject to such ordinances, rules and regulations as now or may hereafter have application at the Airport.

          C. Specific Privileges, Uses and Rights. In addition to the general privileges, uses and rights described above and without limiting the generality thereof, Lessor hereby grants to Lessee and sublessees the right to engage in limited commercial aviation activity on the premises as defined in sub-paragraphs 1 through 7 below, subject to the conditions and covenants hereafter set out:

            1) The maintenance, storing and servicing of aircraft, which shall include overhauling, rebuilding, repairing, inspection and licensing of same, and the purchase of parts, equipment and accessories therefore.

            2) The right to use vehicles necessary for the service of aircraft.

            3)   The storage of aircraft not owned by the Lessee.

            4) The loading and unloading of aircraft in any lawful activity as incidental to the conduct of any services or operations outlined in this paragraph.

            5) The operation of non-scheduled charter transportation business for hauling passengers.

            6) The operation of scheduled or non-scheduled transportation business for hauling freight and/or mail by aircraft.

            7) The maintenance of an office on the premises necessary for the conduct of the activities defined above.

            8) The aforementioned rights shall apply to the persons, firms or corporations having actual possession and occupancy of the hangars described herein, and the agents, employees, and invitees of such persons, firms or corporations.

          D. Concessions Excluded. The following concessions and services and the establishment thereof shall be specifically excluded from this
        Lease:

            1) Ground transportation for hire.

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            2) Auto rental services.
            3) Food sales (except the sale of tobacco, confections and refreshments through coin-operated vending machines).
            4) News and sundry sales,
            5) Barber, valet, and personal services-
            6) Fuel sales.
            7) On site fuel storage facilities.
            8) The buying and selling of aircraft, parts and accessories, and aviation equipment of all descriptions either for retail, wholesale or as a deader, except for use in Lessee's own aircraft or operations.

            9) Flight schools and flight instruction, except that Lessee's Chief Pilot shall have the right to give private instructions to employees.
           10) Aircraft repair and servicing except on Lessee's own aircraft.

           E. Reservation of Right-of-Way. Lessor hereby reserves a right-of-way easement for access purposes over the above described leasehold. Said reserved rights-of-way may be used by Lessor and all of Lessor's tenants, agents, employees of said tenants, and persons and entities serving said tenants.

                                   ARTICLE II
                                   ----------
                                 TERM OF LEASE
                                 -------------
          A.     Term. The term of this Lease shall be for a period of four
(4) years, commencing on the 1st day of November, 1998 and terminating on the 31st day of October, 2002.

          B. National Emergency. In the event the rights and privileges hereunder are suspended by reason of war of other national emergency, the term of this Lease shall be extended by the amount of the period of such suspension.

                                   ARTICLE III
                                   -----------
                                 RENTAL AND FEES
                                 ---------------

          A. Building and Ground Rental. For the building and land described in Article I, Paragraph A, Lessee shall pay to Lessor $1.44 per square foot per annum for the building space in this Lease for an annual rental of $14,980.32. Said rental shall be payable monthly in advance without billing on the first day of each month in an amount equal to one-twelfth of the annual rental, or $1,248.32.

          B. Annual Readjustment of Ground Rental.. During the term of the Agreement the rental rate will be adjusted annually on the anniversary of the Agreement using the Consumer Price Index for all Urban User (CPI-U) for the previous twelve (12) month period. In no case shall the rate be less than the previous year.

                                  ARTICLE IV
                                  ----------
                             OBLIGATIONS OF LESSOR
                             ---------------------

         A. Lessor Warranties. Lessor warrants all things have happened and have been done to make its granting of said least effective and that Lessee shall have peaceful possession and quiet enjoyment of the leased

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premises during the term hereof, upon performance of Lessee's covenants herein.

         B. Operation as Public Airport. Lessor shall during the term hereof, operate and maintain the airport and its public facilities, as defined hereinabove, as a public airport consistent with and pursuant to the sponsor's assurances given by Lessor to the United States Government under the Federal Airport Act.

         C. Condition and Maintenance of Premises. Lessor shall assume no responsibility for the condition of the demised premises after delivery of premises to Lessee. Lessor shall maintain all existing roads on the Airport giving access to the leased premises in good and adequate condition for use by cars and trucks. Lessor shall remove snow from the access road and taxiways as Lessor's resources permit. Snow removal on the leasehold will be the responsibility of the Lessee.

                                  ARTICLE V
                                  ---------
                            OBLIGATIONS OF LESSEE
                            ---------------------

          A. Condition of Premises. It shall be the sole responsibility of the Lessee to develop, keep, maintain and operate the entirety of the premises and all improvements and facilities placed thereon at Lessee's sole cost and expense. This Lease in every sense shall be without cost or expense to the Lessor. Lessee accepts the premises in its present condition and will repair and maintain any installations thereon except as provided in Article IV, Paragraph B-C and will remove or cause to be removed any debris to the extent required for its continuing use thereof.

          B. Improvements. Lessee shall have the right to and shall provide for the siting construction, erection, maintenance of its own improvements, in any lawful manner, upon or in the premises, for the purpose of carrying out any of the activities provided for herein, but shall require the written approval of Lessor before beginning any such improvements, which approval shall not be unreasonably withheld.

          C. Maintenance. Lessee shall, at its sole cost and expense, maintain thepremises and the building, land, improvements, and appurtenances thereto in a presentable condition free, of refuse and debris consistent with good business practice.

          D. Utilities. Lessee shall assume and pay for all costs or charges for utility services furnished to Lessee.

          E. Trash, Garbage, Etc. Lessee shall provide a complete and proper arrangement for the adequate sanitary handling and disposal of all trash, garbage and other refuse occurring as a result of the operation of its business. Lessee shall provide and use lessor approved receptacles for ail garbage, trash and other refuse and shall place them on the premises in a location acceptable to the Department of Sanitation for their removal. Piling of boxes, cartons, barrels, or other similar items in an unsightly or unsafe manner on or about the premises, is forbidden.

          F. Signs. Lessee shall not maintain on the premises any billboards or advertising signs; provided, however, that Lessee may maintain on the outside of its building its name(s) or signs, the size, location and design of which shall be subject to prior written approval of Lessor.

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          G.     Federal, State and Local Regulations.  Lessee acknowledges that the right to use said airport facilities in common with others authorized to do so shall be exercised subject to and in accordance with the laws of the United States of America, the State of Montana and the City of Billings, all rules and regulations and ordinances of Lessor now in force or hereafter prescribed or promulgated by authority or by law shall be closely observed during the full term of this Lease.

          H. Hazardous Substances. Lessee assumes full responsibility for the proper and legal use, handling, storage and disposal of any hazardous substances used or consumed in the conduct of its business. "Hazardous substance" shall be interpreted broadly to mean any substance or toxic material hazardous or toxic or radioactive substance, or other similar term by any Federal, State or local environmental law, regulation or rule presently in effect or promulgated in the future, as such a laws, regulations or rules may be amended from time to time; and it shall be interpreted to include, but not be limited to, any substance which after release into the environment will or may reasonably be anticipated to cause sickness, death or disease. Lessee will hold Lessor harmless from and indemnify Lessor against and from any damage, loss, expenses or liability resulting from any breach of this representations and warranty including all attorneys' fees and costs incurred as a result thereof.

                Premises has a floor drainage system that drains into an onsite holding tank. Lessee shall be responsible for the testing and the removal of holding tank's contents upon lease termination. Said testing and removal shall be in accordance with any Federal, State, or Local law, regulation or rule presently in effect or promulgated in the future.

          I. Taxiways. Lessee shall insure that Lessee's aircraft and all sublessees aircraft are not permitted to block the public use taxiway that passes the front of the Lessee's premises.

                                 ARTICLE VI
                                 ----------
                      INSURANCE AND INDEMNIFICATION
                      -----------------------------

           A. Indemnification. Lessor shall stand indemnified by Lessee as herein provided. It is expressly understood and agreed that Lessee is and shall be deemed to be an independent contractor and operator responsible to all parties for its respective acts or omissions and that Lessor shall in no way be responsible therefore. It is further agreed that in the use of the Airport, in the erection or construction of any improvements thereon, and in the exercise of enjoyment of the privileges herein granted, Lessee shall indemnify and save harmless the Lessor from any and all losses that may result to the Lessor because of any negligence, act or omission on the part of the Lessee, and shall indemnify Lessor against any and all mechanic and materialmen's liens or any other types of liens imposed upon the premises.

          Lessee expressly agrees that City shall not be liable to Lessee, for personal injury or for any loss or damage to real or personal property occasioned by flood, fire, earthquake, lightning, windstorm, hail, explosion, riot, strike, civil disobedience or commotion, aircraft, smoke, vandalism, malicious mischief, or acts of civil authority, unless caused by the fault or negligence of City, its officers, agents or employees.




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          B.     Insurance.  Lessee shall promptly, after the execution of
this Lease, provide public liability insurance in a minimum amount of One Million Dollars ($1,000,000) per occurrence for bodily injury, property damage, personal injury and or death growing out of any one accident of other cause. The City of Billings shall be named as additional insured.

          Lessee shall maintain said insurance with insurance underwriters authorized to do business in the State of Montana satisfactory to Lessor. All policies shall name Lessor, its officers, servants and agents and employees as additional insureds as their interests shall appear. Lessee shall furnish Lessor with a certificate from the insurance carrier showing such insurance to be in full force and effect during the entire term of this Lease, or shall deposit with Lessor copies of said policies immediately upon execution of this agreement.

                               ARTICLE VII
                               -----------
              TERMINATION OF LEASE, CANCELLATION & TRANSFER
              ---------------------------------------------

          A. Termination. This Lease shall terminate at the end of the full term hereof without any notice by either party, A holding over by the Lessee, its assigns or sublessees beyond the expiration of the term shall not be permitted without the written consent of the Director of Aviation and then only on a month-to-month basis. Upon termination Lessee shall have the right to remove all moveable fixtures, machinery and equipment and all other personal property installed by it on the premises, and all expenses connected with such removal shall be borne by the Lessee, said property to be removed within thirty (30) days after termination of Lease. In the event the Lessee elects not to remove their personal property upon termination of the Lease, the disposition of the personal property will be left to the sole discretion of the Lessor, removal of property by Lessor because of failure of Lessee to do so, shall be at Lessee's expense.

          This right to remove personal property does not extend to buildings and structures,pavement, water lines, sewer lines, electrical lines, utility poles, fencing., exterior light poles, which improvements shall remain the property of the Lessor and shall not be removed.

          B. Cancellation by Lessee. This Lease shall be subject to cancellation by Lessee after the happening of one or more of the following events:

          1)     The permanent abandonment of the Airport as an Air Terminal

          2) The lawful assumption of the United States Government or any other authorized agency thereof, of the operation, control or use of the Airport, or any substantial part or parts thereof, in such a manner that substantially restricts Lessee for a period of at least ninety (90) days from operating in a normal manner.

          3) Issuance by any court of competent jurisdiction of an injunction anyway preventing or restraining the use of the Airport, and the remaining in force of such injunction for a period of at least 90 days.

          4) The default by Lessor in the performance of any covenant or agreement herein required to be performed by Lessor and the failure of Lessor to remedy such default for a period of ninety (90) days after receipt from Lessee or written notice to remedy same.

          Lessee may exercise such right of termination by written notice to Lessor at any time after the lapse of the above applicable periods of time and this Lease shall terminate as of that date. Rental due hereunder shall be payable only to the date of the happening of the event which results in said termination. Upon termination under the provisions of this paragraph, Lessee shall have the same rights as described in the second paragraph of Article VII, Paragraph A herein.

          C.    Cancellation by Lessor

           1) This Lease shall be subject to cancellation by Lessor in the event Lessee shall:

             a) Be in arrears in the payment of the whole or any pan of the amounts agreed upon hereunder for a period of ten (IO) days after payment is due.

             b) File a voluntary petition of bankruptcy.

             c) Make a general assignment for the benefit of creditors

             d) Default in the performance of any of the covenants and conditions required herein (except rental payments) to be kept and performed by Lessee, and such default continues for a period of thirty (30) days after written notice from Lessor of said default.

          2) In the event of termination because of the happening of any of the aforesaid events. Lessor may take immediate possession of the premises and remove Lessee's effects, forcibly if necessary, without being deemed guilty of trespassing. Upon said entry, this Lease shall terminate.

          3) It is agreed that failure of Lessor to declare this Lease terminated or to re-enter and take possession upon the default of Lessee for any of the reasons set out shall not operate to bar or destroy the right of Lessor to declare this Lease null and void by reason of any subsequent violation of the terms of this Lease.

          D. Suspension of Lease. During the time of war or declared national emergency, Lessor shall have the right to lease the landing area or any part thereof to the United States Government for military use. If any such lease is executed, any provisions of this instrument which are inconsistent with the provision of the lease to the Government shall be suspended, provided that the term of the Lease shall be automatically extended by the amount of the period of suspension.

          E. Subleasing and Transferring. The Lessee shall have the right to sell, sublease, assign or transfer all or any part of the premises for the same purpose established in Article I, Paragraph C, provided written approval of the Lessor is obtained. Lessor reserves the right to alter the existing Lease as deemed necessary as a condition of approval. Any sublessee shall be subject to the same conditions, obligations and terms as set forth herein and Lessee shall be responsible for the observance by its tenants and sublessees for the terms and covenants of this Lease.

                               ARTICLE VIII
                               ------------
                            GENERAL PROVISIONS
                            ------------------


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          A.      Attorney's Fees.  Should either party employ an attorney or attorneys or utilize the services of in-house attorneys to enforce any other provisions hereof or to protect its interest in any manner arising under the Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction agrees to pay to the prevailing party all reasonable costs, damages, expenses, and attorney's fees, including fees for in-house attorneys, expended or incurred in connection therewith.

          B. Taxes. Lessee shall pay any taxes or assessments which may be lawfully levied against Lessee's occupancy or use of the premises or any improvements placed thereon as a result of Lessee's occupancy, but Lessee as independent contractor reserves the right to contest the levy of any tax or assessment which it feels is unjust.

          C.      Subordination of Lease.

          1) This Lease shall be subordinate to the provisions of any existing or future agreements between Lessor and the U6ted States relative to the administration, operation, or maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of the Airport.

           2) Any mortgagee or beneficiary shall have the right to cure any default on the part of Lessee in the payment of rent hereunder and, in the event of default, to assume the Lessee's position under this Lease. Lessor in no event shall be liable for the payment of the sum secured by such mortgage or trust indenture, nor for any expenses in connection with the same. Furthermore, such mortgage or trust indenture shall expressly provide that the mortgagor or beneficiary will seek no money judgment against Lessor. The mortgage or trust indenture shall also contain provisions requiring the holder of the indebtedness secured by such mortgage or trust indenture to mail to Lessor by certified mail a copy of each notice of breach of covenant, default or foreclosure given by the holder of the trustee under such mortgage or deed of trust.

           D. Non- Discrimination. Lessee, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree:

            1) That no person on the grounds of race, color, creed, political ideas, sex, age, or physical or mental handicap, shall be excluded from participation, denied the benefits of, or be otherwise subjected to discrimination in the use of Airport facilities, or the exercise of its rights and privileges under this Agreement.

            2) That, in the construction of any improvements on behalf of lessee and the furnishing of services, no person shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination on the grounds of race, color, creed, political ideas, sex, age, or physical or mental handicap.

            3) That Lessee shall use the Airport facilities in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of
    the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, Effectuation of Title VI of the
Civil Rights Act of 1964, and as said Regulations may be amended.
Paragraph Headlines. The paragraph headings contained herein are for convenience, in reference and are not intended to define or limit the scope of any provisions of this Lease or the particular paragraphs.

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           F.     Notices     Notices to Lessor provided for herein shall be
sufficient if sent by certified mail, postage prepaid, addressed to:

                            Director of Aviation
                            Billings Logan International Airport
                            1901 Terminal Circle, Room 216
                            Billings, Montana 59105

and notices to Lessee, if sent by certified mail, postage prepaid, addressed to:

                            Alpine Air
                            3450 Mike Jense Parkway
                            Provo, Utah 84601
                            Attn: Gene Mallette, C.E.O.

or to such other addresses as the parties may designate to each other in writing from time to time.

          G. Successors and Assigns. All of the terms, covenants and agreements herein contained shall be binding upon and shall inure to the benefit of successors, assignees and sublessees of the respective parties hereto.

IN WITNESS WHEREOF, the parties have hereinto set their hands this 28 day of Sept, 1998

ATTEST                                        CITY OF BILLINGS
BY /s/                                     BY /s/
   -----------------------------              -------------------------------
   Marita Herold                              Charles F. Tooley
   City Clerk                                 Mayor


APPROVED AS TO FORM

BY /s/                                        /s/
   ------------------------------             -------------------------------
   B.J. Sutherland                            Eugene Mallette
   City Attorney